Exhibit 99.1

investor meeting

2015 SANTA CLARA

investor meeting

2015 SANTA CLARA

Brian Krzanich

Chief Executive Officer

agenda

2015 Results

Intel’s Corporate Strategy Intel’s Foundation Intel’s Growth Engines Investing for the Future Summary & Intel’s Commitment

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agenda

2015 Results

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Leadership Moving Forward

Relentless pursuit of Moore’s Law

Develop products that enable the best computing experience

Market driven view of our industry

Open foundry to any company able to utilize our leading edge Silicon

Create Platforms for Enterprise, not just Silicon

Drive focus on bringing innovation to market quickly

Continue growth in the Data Center

If it is smart and connected, it is best with Intel

Investor Meeting 2014

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2015 Financial Results*

Full Year Full Year Full Year Operating

Revenue of Gross Margin Profit Between

~$55.2B ~62% $13.5—$14.0B

6 *The 2015 forecast is based on Q1-Q3’15 actuals plus the midpoint of the Q4’15 forecast.

Forecast range is based on current expectations and is subject to change without notice

Source: Intel

agenda

Intel’s Corporate Strategy

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Strategic Vectors

MOORE’S LAW INTEGRATION SHARED IP

Memory Graphics

I/O WiFi

Our highest shareholder value will come from a strategy that uses our core assets to move into profitable, complementary markets

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Moore’s LAw

A source of long-term competitive advantage

agenda

Intel’s Foundation

Our Client business

A strong foundation

· Volume enabling investment in Moore’s Law

· IP used across our businesses

· A strong footprint in the ecosystem· Brand Value

· Cash flows adding shareholder value

Maximizing Client Innovation the Return in & our Segmentation Client Business

Other brands and names may be claimed as the property of others

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Mobile Client

Maintaining Momentum

Tablets Phones

Maintain Footprint Scaling With Partners

~26 Mu

Q1-Q3’15 Volume

Other brands and names may be claimed as the property of others

Intel Transforming

2015

DCG, IOTG, MEMORY & SSG

~40%

of Revenue

~65%

of Operating Margin

Source: Intel

agenda

Intel’s Growth Engines

Intel’s Virtuous Cycle

of Growth

Evolution of the Cloud

Today

Cloud driven by People

Tomorrow

Cloud driven by Things

You 24x7

Cardiovascular and Wellness Study

Cloud of Things

In Action

Data Center Opportunities for Growth

Cloud Service Providers

Enterprise IT

Communication Service Providers

High Performance Compute

Data Center Opportunities for Growth

devices

Network cloud

Internet of things

Retail Solutions

Transportation & Automotive

Smart Home & Building

Industrial & Energy

Markets & Channels Acceleration

Memory

Accelerating the

Virtuous Cycle

Data center

Memory

IOT

3D Xpoint™ Technology

Intel® Optane™ SSD

DIMMs based on 3D XPoint™

agenda

Investing for the Future

Data center

Memory

IOT

Feeds the virtuous cycle

altera

Other brands and names may be claimed as the property of others

Wireless

End-to-end leadership from device to cloud

agenda

Summary & Intel’s Commitment

Key Takeaways

Intel’s Strategy Creates Long-Term Shareholder Value Seeing Strength in Client, yet, not a prerequisite for Growth DCG, IOT, and Memory form a virtuous cycle for Growth

A Commitment from Intel’s Leadership Team

investor meeting

2015 SANTA CLARA

Risk Factors

The statements in this presentation and other commentary that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “should,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company’s expectations. Demand for Intel’s products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel’s products, products used together with Intel products and competitors’ products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Intel’s gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel’s ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges. Intel’s results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice. Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. The amount, timing and execution of Intel’s stock repurchase program could be affected by changes in Intel’s priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel’s cash flows or changes in tax laws. Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation. Intel’s results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property. Intel’s results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, risks associated with our pending acquisition of Altera are described in the

“Forward Looking Statements” paragraph of Intel’s press release dated June 1, 2015, which risk factors are incorporated by reference herein. A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent reports on Form 10-Q, Form 10-K and earnings release.

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